Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-266315) and Form S-8 (Nos. 333-184580, 333-182863, 333-143889, 333-136196, 333-60758, 333-60477, 333-157447, 333-162710, 333-162711, 333-207746, 333-214215, 333-221076, 333-234328 and 333-275192) of Quest Diagnostics Incorporated of our report dated February 22, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
February 22, 2024